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                                                                      EXHIBIT 21

SUBSIDIARIES OF COLORADO INTERSTATE GAS COMPANY

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
                                                              State of
                                                            Incorporation
                                                            -------------

CIG Exploration, Inc.......................................   Delaware
Colorado Water Supply Company..............................   Delaware
 Subsidiary:
   Colorado Interstate Production Company..................   Delaware

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